Exhibit 10.14

PARTICIPATION AGREEMENT UNDER
WOLFSPEED SEVERANCE PLAN – SENIOR LEADERSHIP TEAM

This Participation Agreement Under the Wolfspeed Severance Plan – Senior Leadership Team (the “Participation Agreement”) is entered into this ___ day of ___________, between Wolfspeed, Inc. (the “Company”) and [name] (“Executive”).
The Board has adopted the Wolfspeed Severance Plan – Senior Leadership Team (the “SLT Severance Plan”), effective April 30, 2018, and amended and restated as of June 21, 2024, under which Executive would be eligible for severance benefits under certain circumstances.
As a condition of eligibility to participate in the SLT Severance Plan, Executive must execute this Participation Agreement under which, among other things, Executive agrees to waive any rights Executive might have, if any, to any other severance benefits under any other agreement or under any other Company plan, practice or policy.
Executive has carefully reviewed the SLT Severance Plan and this Participation Agreement and has decided that Executive wishes to enter into it on the terms and conditions set forth herein.
In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:

1.PARTICIPATION IN SEVERANCE PLAN. The Compensation Committee of the Board of Directors notified Executive under Section 3.1.1 of the SLT Severance Plan that Executive has been selected to participate in the SLT Severance Plan, subject to Executive’s execution of this Participation Agreement. Executive acknowledges and agrees that Executive’s rights to any benefits under the SLT Severance Plan will be subject to the terms and conditions of the SLT Severance Plan.

2.OTHER SEVERANCE BENEFITS. In consideration of the benefits provided under this Participation Agreement, and as a condition of participation in the SLT Severance Plan, Executive hereby waives any and all benefits to which Executive may have been entitled to receive under any other Company-sponsored severance plan, program, practice, policy or agreement that would duplicate those benefits provided under the SLT Severance Plan.

3.ADEQUACY OF CONSIDERATION. Executive acknowledges and agrees that the severance benefits to which Executive may be eligible under the SLT Severance Plan and by Executive’s execution of this Participation Agreement are of greater value than the severance benefits which Executive would be entitled to receive if Executive did not sign this Participation Agreement and are more than adequate consideration for Executive’s agreement hereunder.

4.AMENDMENTS TO RELATED AGREEMENTS AND COOPERATION. Executive agrees to execute any and all documents or agreements necessary or requested by the

Company in connection with Executive’s participation in or receipt of benefits under the SLT Severance Plan, including any applicable award agreements under the Company’s stock or compensation plans or programs.

IN WITNESS WHEREOF, Executive and the Company hereby execute this Participation Agreement, effective as of ____ day of __________. A digital or electronic portable document format (.pdf) signature shall be treated as an original signature for purposes of effecting this Participation Agreement.

WOLFSPEED, INC.
                                Date: ___________________
Robert Feurle, President and Chief Executive Officer

EXECUTIVE

                                Date: ___________________
Name, Title
[Signature Page – Participation Agreement]